[BORGWARNER LOGO]


                                                               IMMEDIATE RELEASE
                                                               CONTACT:
                                                               Mary Brevard
                                                               312/322-8683


                 BORGWARNER SECOND QUARTER EPS UP 17% TO $0.97;
           GUIDANCE FOR THE YEAR INCREASED TO $3.60 - $3.70 PER SHARE

Chicago, Illinois, July 29, 2004 - BorgWarner Inc. (NYSE: BWA) announced strong second quarter 2004 results. Demand for the company's technology for fuel-efficient engines in Europe and better than expected sales in North America continued to drive growth.

         SECOND QUARTER HIGHLIGHTS:

              o Earnings per share grew by 17% to a new record high of $0.97

              o Sales were up 16% to $893.2 million

              o New business awards include first North American contract for
                InterActive Torque Management(TM) System

              o Operating income margin improves

              o Engine Group sales up 19%

              o Drivetrain Group sales up 12%

         "We had a strong second quarter, delivering solid growth in both our Engine and Drivetrain businesses," said Timothy M. Manganello, Chairman and CEO. "The trends driving our growth are expected to continue into the second half of the year. These trends include the growth of diesel engines in Europe, the popularity of cross-over vehicles in North America and the move to chain engine timing systems in both Europe and Asia. Combining this growth with our focus on continuous improvement, we expect to grow faster than the industry. As a result, we are raising our guidance for the year to $3.60 to $3.70 per share, up from $3.55 to $3.65 per share. This range represents continued strong earnings growth in the second half of the year. Our guidance is based on current industry production assumptions and an expectation that commodity prices remain at current levels."

         For the 2004 second quarter, the company reported net earnings of $54.7 million or $0.97 per share, compared with $44.8 million or $0.83 per share, on a split-adjusted basis. Sales were $893.2 million compared with $769.5 million in the prior year's second quarter.

         Net earnings for the first six months of 2004 were $105.8 million, or $1.88 per share, compared with $89.0 million or $1.65 per share on a split-adjusted basis. Sales were up 16% to $1.8 billion, compared with $1.5 billion in 2003.

         Operating income was $81.4 million or 9.1% of sales in the 2004 second quarter, compared with $69.6 million or 9.0% of sales in the 2003 second quarter. Research and development spending was $30.8 million in the quarter, versus $28.9 million in the same period in 2003.

                                     -more-

BorgWarner 2004 Second Quarter Results - Page 2


         Net cash provided by operating activities was $221.5 million for the first six months of 2004 compared with $155.3 million for the same period in 2003.
         OPERATING GROUP RESULTS: Sales in the company's Engine Group were up 19% to $559.6 million over the second quarter of 2003. Operating income rose 25% to $75.7 million. Results were driven by continued growth of fuel-efficient diesel and gas engines in Europe, the move from belt to chain timing systems among European and Asian automakers and growing strength in the commercial vehicle market in North America and Europe.

         Sales for the Drivetrain Group were up 12% to $347.4 million over the second quarter of 2003. These gains were driven by strong demand for four-wheel drive systems in North America and for transmission components and systems worldwide. Operating income was $23.8 million, essentially flat with the 2003 second quarter, reflecting higher prices for steel and other commodities, and higher health care costs.

         RECENT HIGHLIGHTS: During the quarter, BorgWarner stockholders approved an increase in the number of shares of authorized common stock to 150 million from 50 million allowing for a two-for-one stock split. The stock split was effective May 17, 2004. In addition, the company announced the first North American application of its intelligent torque management systems for a popular front-wheel-drive-based sport wagon, beginning in 2006. The company's engine and transmission products will also help drive North America's first hybrid, the Ford Escape, which is on sale now and will be arriving in dealerships later this summer.

         BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 43 locations in 14 countries. Customers include Ford, DaimlerChrysler, General Motors, Toyota, Honda, Hyundai/Kia, Caterpillar, Navistar International, Renault/Nissan, Peugeot and VW/Audi. The Internet address for BorgWarner is: http://www.bwauto.com. For further information contact BorgWarner Corporate Communications at 312-322-8500. Investor conference calls are webcast by Thomson at: http://www.bwauto.com/investor_webcasts.html.

                                                         Financial Tables Follow


                                      # # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2003.

BorgWarner Inc.
Consolidated Statements of Operations (Unaudited)
--------------------------------------------------------------------------------

(millions of dollars, except per share data)        Three Months Ended        Six Months Ended
                                                          June 30,                June 30,
                                                     2004        2003        2004         2003
                                                    -------     ------     --------     --------
Net sales                                            $893.2     $769.5     $1,796.2     $1,545.2
Cost of sales                                         723.4      622.8      1,453.9      1,246.9
                                                     ------     ------     --------     --------
  Gross profit                                        169.8      146.7        342.3        298.3
Selling, general and administrative expenses           87.8       77.0        182.5        160.7
Other, net                                              0.6        0.1          0.9          0.1
                                                     ------     ------     --------     --------
   Operating Income                                    81.4       69.6        158.9        137.5
Equity in affiliate earnings, net of tax               (8.4)      (5.2)       (14.9)       (11.6)
Interest expense and finance charges                    7.7        8.7         15.2         17.7
                                                     ------     ------     --------     --------
   Earnings before income taxes                        82.1       66.1        158.6        131.4
Provision for income taxes                             24.6       19.2         47.5         38.1
Minority interest, net of tax                           2.8        2.1          5.3          4.3
                                                     ------     ------     --------     --------
Net Earnings                                         $ 54.7     $ 44.8     $  105.8     $   89.0
                                                     ======     ======     ========     ========


Net earnings/(loss) per share - Diluted               $0.97      $0.83     $   1.88     $   1.65
                                                     ======     ======     ========     ========

Average shares outstanding - Diluted (in millions)     56.4       54.2         56.2         54.0
                                                     ======     ======     ========     ========

                                                     Three Months Ended       Six Months Ended
                                                           June 30,               June 30,
                                                      2004       2003        2004         2003
                                                     ------     ------     --------     --------

Capital expenditures                                 $ 43.7     $ 39.5     $   84.2     $   64.8
                                                     ======     ======     ========     ========
Tooling outlays, net of customer reimbursements      $ 16.4     $ 11.3     $   30.1     $   20.7
                                                     ======     ======     ========     ========

Depreciation and amortization:

   Fixed asset depreciation                          $ 33.5     $ 30.5     $   67.3     $   60.2
   Amortization of tooling                             10.1        8.0         19.9         15.7
                                                     ------     ------     --------     --------
                                                     $ 43.6     $ 38.5     $   87.2     $   75.9
                                                     ======     ======     ========     ========

BorgWarner Inc.
Sales by Operating Group (Unaudited)
--------------------------------------------------------------------------------

(millions of dollars)               Three Months Ended       Six Months Ended
                                         June 30,                June 30,
                                     2004        2003        2004         2003
                                   --------    --------    --------     --------
Drivetrain                         $  347.4    $  309.3    $  707.0     $  631.0

Engine                                559.6       471.6     1,116.7        937.4
                                   --------    --------    --------     --------

  Subtotal                            907.0       780.9     1,823.7      1,568.4

Eliminations                          (13.8)      (11.4)      (27.5)       (23.2)
                                   --------    --------    --------     --------

Total Sales by operating group     $  893.2    $  769.5    $1,796.2     $1,545.2
                                   ========    ========    ========     ========



BorgWarner Inc.
Earnings Before Interest and Taxes by Operating Group (Unaudited)
--------------------------------------------------------------------------------

(millions of dollars)             Three Months Ended      Six Months Ended
                                       June 30,               June 30,
                                    2004       2003       2004        2003
                                   ------     ------     ------      -------
Drivetrain                         $ 23.8     $ 23.7     $ 54.5      $ 49.8

Engine                               75.7       60.5      143.7       121.2
                                   ------     ------     ------      ------

Total EBIT by operating group      $ 99.5     $ 84.2     $198.2      $171.0


Corporate                            (9.7)      (9.4)     (24.4)      (21.9)
                                   ------     ------     ------      ------

Consolidated                         89.8       74.8      173.8       149.1

Interest and finance charges         (7.7)      (8.7)     (15.2)      (17.7)
                                   ------     ------     ------      ------

  Earnings before income taxes     $ 82.1     $ 66.1     $158.6      $131.4
                                   ======     ======     ======      ======

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
--------------------------------------------------------------------------------
(millions of dollars)


                                          June 30, 2004      December 31, 2003
ASSETS
Cash and cash equivalents                      $  144.0               $  113.1
Receivables                                       491.2                  414.9
Inventories                                       215.6                  201.3
Other current assets                              112.1                   95.3
                                               --------               --------
      Total current assets                        962.9                  824.6

Property, plant, and equipment                    990.9                  985.3
Other long-term assets                          1,241.0                1,240.5
                                               --------               --------
      Total assets                             $3,194.8               $3,050.4
                                               ========               ========
LIABILITIES
Notes payable                                  $    9.0               $   10.0
Accounts payable and accrued expenses             549.5                  460.3
Accrued income taxes payable                       17.3                      -
                                               --------               --------
      Total current liabilities                   575.8                  470.3

Long-term debt                                    573.9                  645.5
Other long-term liabilities                       663.5                  674.2

STOCKHOLDERS' EQUITY
Stockholders' equity                            1,381.6                1,260.4
                                               --------               --------
      Total liabilities and
         stockholders' equity                  $3,194.8               $3,050.4
                                               ========               ========

                    BorgWarner Inc. and Consolidated Subsidiaries

                  Consolidated Statements of Cash Flows (Unaudited)
                                (millions of dollars)


                                                                        Six Months Ended
                                                                            June 30,
                                                                       2004         2003
                                                                      ------      --------
Operating:
Net earnings                                                          $105.8      $ 89.0
Non-cash charges to operations:
        Depreciation and amortization                                   87.2        75.9
        Employee retirement benefits                                    24.5         6.8
        Other non-cash items                                             8.0        (0.3)
                                                                      ------      ------
          Net earnings adjusted for non-cash charges                   225.5       171.4
Changes in assets and liabilities, net of effects of divestitures       (4.0)      (16.1)
                                                                      ------      ------
          Net cash provided by operating activities                    221.5       155.3
Investing:
Capital expenditures                                                   (84.2)      (64.8)
Tooling outlays, net of customer reimbursements                        (30.1)      (20.7)
Other                                                                   (6.5)      (11.5)
                                                                      ------      ------
          Net cash used in investing activities                       (120.8)      (97.0)
Financing:
Net reduction in debt                                                  (58.8)      (10.3)
Dividends paid                                                         (13.9)       (9.6)
Other                                                                    3.2        (1.7)
                                                                      ------      ------
          Net cash used in financing activities                        (69.5)      (21.6)
Effect of exchange rate changes on cash and cash equivalents            (0.3)        0.1
                                                                      ------      ------
Net increase in cash and cash equivalents                               30.9        36.8
Cash and cash equivalents at beginning of year                         113.1        36.6
                                                                      ------      ------
Cash and cash equivalents at end of period                            $144.0      $ 73.4
                                                                      ======      ======